Exhibit 23.2

                          INDEPENDENT AUDITOR'S CONSENT
                          -----------------------------

      We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 filed by Dyntek, Inc. and Subsidiaries (the "Company") of our report dated October 11, 2002 on our audit of the consolidated financial statements of the Company as of June 30, 2002, and for the year then ended, appearing in the Company's Annual Report on Form 10-K for the year ended June 30, 2002.

      We also consent to the reference to us under the caption "Experts" in the Prospectus.

                                              /s/ Grassi & Co., PC
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                                                  Grassi & Co., PC

Lake Success, New York
May 3, 2004